Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Form S-4 Registration Statement of Plum Acquisition Corp. I filed under the Securities Act of 1933, as amended, of our report dated March 6, 2024, with respect to our audits of the consolidated financial statements of Veea Inc. and Subsidiaries as of December 31, 2023 and 2022, and for the years then ended.

/s/PKF O’Connor Davies, LLP

New York, NY

March 12, 2024

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